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                                                                     Exhibit 4.2



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                              YOUNG & RUBICAM INC.

                                       AND

                              THE BANK OF NEW YORK

                         -----------------------------

                                  Rights Agent

                                Rights Agreement

                           Dated as of April __, 1998

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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

1     Certain Definitions...................................................   1

2     Appointment of Rights Agent...........................................   7

3     Issue of Right Certificates...........................................   7

4     Form of Right Certificates............................................   9

5     Countersignature and Registration.....................................   9

6     Transfer, Split Up, Combination and Exchange of
      Right Certificates; Mutilated, Destroyed, Lost or
      Stolen Right Certificates.............................................  10

7     Exercise of Rights; Purchase Price; Expiration Date of Rights.........  11

8     Cancellation of Right Certificates....................................  13

9     Reservation and Availability of Capital Stock.........................  13

10    Preferred Share Record Date...........................................  15

11    Adjustment of Purchase Price, Number of Shares or
      Number of Rights......................................................  15

12    Certification of Adjusted Purchase Price or Number of Shares..........  23

13    Consolidation, Merger or Sale or Transfer of Assets
      or Earning Power......................................................  24

14    Fractional Rights and Fractional Shares...............................  27

15    Rights of Action......................................................  28

16    Agreement of Right Holders............................................  29

17    Right Certificate Holder Not Deemed a Stockholder.....................  30

18    Concerning the Rights Agent...........................................  30


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Section                                                                     Page
-------                                                                     ----

19    Merger or Consolidation or Change of Name of Rights Agent.............  30

20    Duties of Rights Agent................................................  31

21    Change of Rights Agent................................................  34

22    Issuance of New Right Certificates....................................  35

23    Redemption............................................................  35

24    Exchange..............................................................  36

25    Notice of Certain Events..............................................  37

26    Notices...............................................................  38

27    Supplements and Amendments............................................  39

28    Successors............................................................  40

29    Benefits of this Agreement............................................  40

30    Severability..........................................................  40

31    Determination and Actions by the Board of Directors, etc..............  40

32    Governing Law.........................................................  41

33    Counterparts..........................................................  41

34    Descriptive Headings..................................................  41

Exhibit A   Form of Certificate of Designations

Exhibit B   Form of Right Certificate


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                                RIGHTS AGREEMENT

            This Rights Agreement, dated as of April __, 1998, between Young & Rubicam Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H:

            WHEREAS, the board of directors of the Company (the "Board of Directors") has authorized and declared a dividend of one right (a "Right") for each share of Common Stock of the Company outstanding immediately prior to the date and time of consummation of the Company's initial public offering of shares of Common Stock (the "Record Date"), and has further authorized and directed the issuance of one Right (subject to adjustment) with respect to each share of Common Stock that shall become outstanding (whether originally issued or delivered from the Company's treasury) between the Record Date and the earlier of the Distribution Date and the Expiration Date, including any shares of Common Stock issued in connection with the initial public offering of the shares of Common Stock, each Right initially representing the right to purchase one one-hundredth of a Preferred Share upon the terms and subject to the conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

            (a) "Acquiring Person" shall mean (i) any Person (other than the H&F Investors and other than any Permitted H&F 15% Transferee), who or which, together with all Affiliates and Associates of such Person, shall be or become the Beneficial Owner of fifteen percent (15%) or more of the then outstanding shares of Common Stock (other than as a result of an Approved Offer), (ii) the H&F Investors, if after the Record Date, the H&F Investors, together with all of their Affiliates and Associates, shall acquire Beneficial Ownership of any additional shares of Common Stock, such that following the acquisition of such additional shares of Common Stock, (A) the H&F Investors beneficially own fifteen percent (15%) or more of the then outstanding shares of Common Stock, and, (B) if the Management Voting Trust is then in existence, following the acquisition of such additional shares of Common Stock, the H&F Investors beneficially own a greater percentage of the Diluted Shares Outstanding than the percentage of the Diluted Shares Outstanding subject to the Management Voting Trust at the time of the acquisition of such additional shares of Common Stock (it being understood that neither sales by, nor termination of, the Management Voting Trust shall result in the H&F Investors becoming an Acquiring Person pursuant to this clause (ii) absent a subsequent acquisition of beneficial ownership of additional shares of Common Stock by the H&F Investors or any of their Affiliates or

Associates) or (iii) any person who or which is a Permitted H&F 15% Transferee, if contemporaneously with or subsequent to the Transfer from the H&F Investors that resulted in such Person becoming a Permitted H&F 15% Transferee, such Permitted H&F 15% Transferee, together with all of its Affiliates and Associates, shall purchase or otherwise become the Beneficial Owner of any additional shares of Common Stock; provided, however, that (w) a Person shall not become an Acquiring Person if such Person, together with all of its Affiliates and Associates, shall become the Beneficial Owner of fifteen percent (15%) or more of the then outstanding shares of Common Stock (in the case of clause (i) above) as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, unless and until such time as such Person shall purchase or otherwise become (as a result of actions taken by such Person or any of its Affiliates or Associates) the Beneficial Owner of any additional shares of Common Stock; (x) "Acquiring Person" shall not include any Company Entity; and (y) "Acquiring Person" shall not include any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifteen percent (15%) or more of the then outstanding shares of Common Stock (in the case of clause (i) above) or any additional shares of Common Stock (in the case of clauses (ii) and (iii) above) but who acquired beneficial ownership of shares of Common Stock inadvertently, and such Person promptly (and in any event within ten (10) Business Days after being so requested by the Company) enters into an irrevocable commitment satisfactory to the Board of Directors promptly (and in any event within twenty (20) Business Days or such shorter period as shall be determined by the Board of Directors) to divest, and thereafter promptly divests as required by such commitment, sufficient shares of Common Stock so that such Person, together with all of its Affiliates and Associates, ceases to be a Beneficial Owner of fifteen percent (15%) or more of the then outstanding shares of Common Stock (in the case of clause (i) above) or such additional shares of Common Stock (in the case of clauses (ii) and (iii) above).

            (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

            (c) "Approved Offer" shall mean a tender or exchange offer for all outstanding shares of Common Stock which is at a price and on terms approved, prior to the acceptance for payment of shares under such tender or exchange offer, by the Board of Directors.

            (d) "Associate" shall include (x) any Person included in the definition of "Associate" in Rule 12b-2 under the Exchange Act, as in effect on the date of this Agreement, and (y) any Affiliate of any such Person.

            (e) A Person shall be deemed the "Beneficial Owner" of, and to have "beneficial ownership" of, and to "beneficially own" any securities:


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            (i) which such Person or any of such Person's Affiliates or
Associates beneficially owns or may be deemed to beneficially own, directly or indirectly (as determined pursuant to Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date of this Agreement);

            (ii) which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the satisfaction of one or more conditions or both) pursuant to any agreement (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), arrangement or understanding (whether in writing or not), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, any security solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange); or (B) the right to vote or dispose of, or to direct the vote or disposition of, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether in writing or not); provided, however, that a Person shall not be deemed pursuant to this clause (ii)(B) to be the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote, or direct the vote of, such security (1) arises solely from a revocable proxy or consent given to such Person or any of such Person's Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and
(2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), other than solely by reason of the existence of such revocable proxy or consent; or

            (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (ii)(B) of this paragraph) or disposing of any securities of the Company.

Except as otherwise provided in Section 2(k) hereof, if a Person shall be deemed to be the Beneficial Owner of any securities which are not outstanding, such securities shall be deemed to be outstanding for purposes of determining the percentage of the then outstanding shares of Common Stock beneficially owned by such Person but all other securities (including securities of the same class) not actually outstanding shall not be deemed outstanding for such purposes.


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            (g) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            (h) "close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

            (i) "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company (as it may be constituted from time to time during the term of this Agreement), except that "Common Stock" when used with reference to any Person other than the Company (or, in the case of a transaction referred to in Section 13 hereof, if the Company is the successor to the other Person referred to in Section 13, or is the surviving corporation, when thereafter used with reference to the Company) shall mean the capital stock (or, in the case of a partnership or other unincorporated entity, the equivalent equity interest) with the greatest voting power of such Person, together with all rights and benefits (however denominated or constituted) relating to such capital stock (including, without limitation, any rights or warrants to acquire additional shares of such capital stock or other securities or assets, or to participate in any trust for the benefit of holders of such shares, or to share in the benefits of any agreements or other arrangements for the benefit of such holders), whether or not such rights are yet exercisable, and together with any other securities which are represented by the certificates for such shares or are transferred in connection with transfers of such shares.

            (j) "Company Entity" shall mean any of the Company, any wholly owned Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any wholly owned Subsidiary of the Company, any Person or entity holding shares of Common Stock which was organized, appointed or established by the Company or any such wholly owned Subsidiary for or pursuant to the terms of any such plan, the Management Voting Trust, the Young & Rubicam Restricted Stock Trust (the "Restricted Stock Trust"), the trustees under the Management Voting Trust or the Restricted Stock Trust, any Affiliate or Associate of the Management Voting Trust or the Restricted Stock Trust or any trustee under either such trust and any group that includes the Management Voting Trust, the Restricted Stock Trust, any trustee under either such trust or any Affiliate or Associate thereof.

            (k) "Diluted Shares Outstanding" as of any given time shall mean the sum of (a) the number of shares of Common Stock then issued and outstanding (including all shares of Common Stock held in the Restricted Stock Trust) and
(b) the number of shares of Common Stock issuable upon exercise of (1) the HFCP Options and the Roll-Over Options and (2) all other options, warrants and rights to acquire, and the conversion of any securities convertible into, shares of Common Stock, to the extent such rights to acquire shares of Common Stock are then exercisable. For purposes of Section 1(a)(ii)(B), when calculating


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the percentage of the Diluted Shares Outstanding owned by the H&F Investors or the Management Voting Trust, as the case may be, the H&F Investors or the Management Voting Trust, as the case may be, shall be deemed to own all shares of Common Stock beneficially owned by them assuming the exercise of all of their options, warrants and rights to acquire, and the conversion by them of any securities convertible into, shares of Common Stock to the extent, but only to the extent, such rights to acquire shares of Common Stock are then exercisable by them. For purposes of calculating the percentage of Diluted Shares Outstanding owned by the Management Voting Trust, the Management Voting Trust shall be deemed to own all shares of Common Stock (including all shares of Common Stock required to be deposited thereunder upon exercise of vested options) then subject to the Management Voting Trust.

            (l) "H&F Investors" shall mean, collectively, Hellman & Friedman Capital Partners III, L.P., a California limited partnership, H&F Orchard Partners III, L.P., a California limited partnership and H&F Partners III, L.P., a California limited partnership.

            (m) "HFCP Options" shall have the meaning given such term in the Stockholders' Agreement.

            (n) "Management Voting Trust" shall mean the trust established pursuant to the management voting trust agreement dated as of December 12, 1996 by and among the Company, the Restricted Stock Trust, the Voting Trustees (as defined therein) and each other party thereto.

            (o) "Permitted H&F Transferee" shall mean any transferee of Shares (as defined in the Stockholders' Agreement) from an H&F Investor in a Transfer that either is not restricted by, or occurs in compliance with, the transfer restrictions set forth in Articles II and III of the Stockholders' Agreement, which transferee becomes a party to the Stockholders' Agreement if required thereby.

            (p) "Permitted H&F 15% Transferee" shall mean any Person who is a Permitted H&F Transferee who or which, immediately after the transfer from the H&F Investors that resulted in such Person becoming a Permitted H&F Transferee, together with all Affiliates and Associates of such Person, is the beneficial owner of 15% or more of the then outstanding shares of Common Stock.

            (q) "Person" shall mean any individual, firm, limited liability company, corporation, partnership, trust, association or other entity.

            (r) "Preferred Shares" shall mean shares of Cumulative Participating Junior Preferred Stock, no par value, of the Company having the rights, preferences and limitations set forth in the form of Certificate of Designations attached to this Agreement as Exhibit A and, to the extent that there are not a sufficient number of shares of Cumulative Participating Junior Preferred Stock authorized to permit the full exercise of the then outstanding Rights, any other series of preferred stock of the Company designated for such purpose by the Board


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

of Directors containing terms substantially similar to the terms of the Cumulative Participating Junior Preferred Stock.

            (s) "Roll-Over Options" shall have the meaning set forth in the Stockholders' Agreement.

            (t) "Stock Acquisition Date" shall mean the time and day of the first public announcement (which for purposes of this definition, shall include, without limitation, the filing of a report pursuant to the Exchange Act) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

            (u) "Stockholders' Agreement" shall mean the amended and restated stockholders' agreement dated as of April [_], 1998 by and among the H&F Investors, the Management Investors and the Management Voting Trust (as such terms are defined therein), such additional signatories as may be deemed added from time to time pursuant thereto, and the Company.

            (v) "Stock Split" shall mean any and all dividends declared on the outstanding shares of Common Stock payable in shares of Common Stock, if the declaration of such dividends occurs prior to the date on which the class of shares of Common Stock is registered under the Exchange Act, regardless of when such dividends are payable or paid.

            (w) "Subsidiary" shall mean, with respect to any Person, any corporation or other entity as to which such Person beneficially owns, directly or indirectly, sufficient voting securities or other ownership interests having ordinary voting power sufficient, in the absence of contingencies, to elect at least a majority of its directors (or individuals performing similar functions).

            (x) "Transfer" shall have the meaning set forth in the Stockholders' Agreement.

            (y) The terms set forth below are defined in the Sections indicated below:

     Term                                                Section
     ----                                                -------
Act                                                     7(c)
Board of Directors                                      Recitals
Common Stock Equivalent                                 11(a)(iii)(B)
current market price                                    11(d)
Current Value                                           11(a)(iii)(A)
Distribution Date                                       3(a)
Equivalent Preferred Shares                             11(b)
Exchange Act                                            1(b)
Exchange Ratio                                          24
Expiration Date                                         7(a)


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
Final Expiration Date                                   7(a)
NASDAQ                                                  11(d)(i)
NYSE                                                    11(d)(i)
Principal Party                                         13(b)
Purchase Price                                          7(b)
Record Date                                             Recitals
Redemption Date                                         7(a)
Redemption Price                                        23
Restricted Stock Trust                                  1(j)
Right                                                   Recitals
Right Certificates                                      3(a)
Rights Agent                                            Recitals
Section 13 Event                                        13(a)
Security                                                11(d)(i)
Spread                                                  11(a)(iii)(A)
Substitution Period                                     11(a)(iii)
Trading Day                                             11(d)(i)
Trigger Date                                            11(a)(iii)

            Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent. In the event that the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.

            Section 3. Issue of Right Certificates. (a) Until the close of business on the earlier of (i) the tenth (10th) Business Day after the Stock Acquisition Date and (ii) the tenth (10th) Business Day (or such later day as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than any Company Entity) of, or the first public announcement of the intent of any Person (other than any Company Entity) to commence (which intention to commence remains in effect for five (5) Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (the earlier of the dates referred to in clauses (i) and (ii) above being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph
(b) of this Section 3) by the certificates for the shares of Common Stock registered in the names of the holders of the shares of Common Stock (which certificates for shares of Common Stock shall also be deemed (other than for purposes of this Section 3 and any provision of this Agreement referring to the issuance of


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

Rights Certificates) to be Right Certificates) and not by separate Right Certificates, and (y) the Rights (and the right to receive Right Certificates) will be transferable only simultaneously and together with the transfer of the underlying shares of Common Stock. The Company shall give the Rights Agent prompt written notice of the Distribution Date. As soon as practicable after the Distribution Date, and receipt by the Rights Agent of written notice of the Distribution Date from the Company, subject to Section 7(e) hereof, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send, at the expense of the Company) by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the close of business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a right certificate, substantially in the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each share of Common Stock so held, subject to adjustment as herein provided. As of and after the close of business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates and may be transferred only by the transfer of the Rights Certificates as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

            (b) With respect to certificates for shares of Common Stock outstanding as of the Record Date or issued prior to the Distribution Date, until the Distribution Date the Rights will be evidenced solely by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date or the Expiration
Date), the surrender for transfer of any certificate for shares of Common Stock outstanding as of the Record Date shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

            The Company will mail to any record holder of a Right (including, prior to the Distribution Date, a record holder of shares of Common Stock) a copy of this Rights Agreement, without charge, promptly after receipt of a written request therefor.

            (c) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date and prior to the earlier of the Distribution Date and the Expiration Date, and all certificates for shares of Common Stock which become outstanding after the Record Date, but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

      This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Young & Rubicam Inc. and The Bank of New York, dated as of April [_], 1998, as it may from time to time be supplemented or amended pursuant to its terms (the "Rights Agreement"), the terms of which are hereby incorporated by reference and a copy of which is on file at the principal executive offices of Young & Rubicam Inc. Under certain circumstances as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Young & Rubicam Inc. will mail to the registered holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances provided for in the Rights Agreement, Rights issued to or beneficially owned by any Person who is an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights shall become null and void.

In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.


            Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date, shall show the date of countersignature and on their face shall entitle the holders thereof to purchase such number of one-hundredths of a Preferred Share as shall be set forth therein at the Purchase Price, but the number and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.


            Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any Senior Vice President or Vice President, or its Treasurer, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

            (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal stock transfer office or such other office designated by it for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the name(s) and address(es) of the holder(s) of each Right Certificate, the number of Rights evidenced on its face by each Right Certificate, the certificate number of each Right Certificate and the date of each Right Certificate.

            Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or other Right Certificates entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, cash and/or assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal stock transfer office of the Rights Agent or such other office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate unless and until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side thereof and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Associates and Affiliates of the foregoing as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e), 7(f) and 14 hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment, by the holders of the Rights, of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

            (b) Subject to the provisions of Sections 7(e), 7(f) and 14 hereof, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of an indemnity or security reasonably satisfactory to the Company and the Rights Agent, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

            Section 7. Exercise of Rights; Purchase Price, Expiration Date of Rights. (a) Subject to Sections 7(e), 7(f), 9(e) and 11(a)(iii) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at its principal office or such other office designated by it for such purpose, together with payment of the Purchase Price for each one-hundredth of a Preferred Share (or other securities, cash and/or assets, as the case may be) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on May 1, 2008 (the "Final Expiration Date"), (ii) the date and time at which the Rights are redeemed as provided in
Section 23 hereof (the "Redemption Date"), (iii) the date and time at which the Rights are exchanged as provided in Section 24 hereof, or (iv) the date and time at which the Rights expire pursuant to Section 13(d) (such earliest date and time being referred to herein as the "Expiration Date").

            (b) The purchase price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $[____], shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below (the "Purchase Price").

            (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the Preferred Shares (or other securities, cash and/or assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent) in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 20(j) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates (or make available, if the Rights Agent is the transfer agent) for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company has elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, promptly after receipt thereof, deliver any such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11 hereof, the Company will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights Agent, if and when appropriate. Notwithstanding the foregoing provisions of this Section 7(c), the Company may suspend the issuance of Preferred Shares or shares of Common Stock or other securities upon exercise of a Right for a reasonable period, not in excess of ninety (90) calendar days, during which the Company seeks to register under the Securities Act of 1933, as amended (the "Act"), and any applicable securities law of any other jurisdiction, the Preferred Shares or shares of Common Stock or such other securities to be issued pursuant to the Rights.

            (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Sections 7(e), 7(f) and 14 hereof, or the Rights Agent shall place an appropriate notation on the Right Certificate with respect to those Rights exercised.

            (e) Notwithstanding any other provision of this Agreement to the contrary, from and after the Stock Acquisition Date, any Rights beneficially owned by (i) an Acquiring Person or any Affiliate or Associate thereof, (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee concurrently with or after the Acquiring Person becomes such, (iii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee prior to the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) by the Acquiring Person to holders of equity interests in such Acquiring Person (or any Affiliate or Associate thereof) or to any Person with whom the Acquiring Person (or any Affiliate or Associate thereof) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a purpose or effect the avoidance of this Section 7(e) or of Section 11 or 13 with respect to the limitation of rights beneficially owned by an Acquiring Person (or any Associate or Affiliate thereof), or (iv) a subsequent transferee of any of the foregoing, shall become null and void without any further action and no existing or subsequent holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) shall be cancelled; provided, that if any Right Certificate that should not have been issued, or should have been cancelled, pursuant to this sentence is issued or is not cancelled, it shall nevertheless be void as provided above in this Section 7(e). The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) hereof are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of the failure to make any determination with respect to an Acquiring Person or its Affiliates or Associates or to transferees of the foregoing. The Rights Agent shall use all reasonable efforts to comply with the provisions hereof to the extent it has received instructions from the Company concerning such matters.

            (f) Notwithstanding any other provision of this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to a registered holder of any Right Certificate upon the occurrence of any purported transfer or exercise as set forth in this Section 7 unless and until the registered holder shall have completed and signed the certificate contained in the form of election to purchase shares set forth on the reverse side thereof and shall have provided such additional evidence of the identity of the Beneficial Owner and former Beneficial Owner (and Associates and Affiliates of the foregoing) as the Company shall reasonably request.

            Section 8. Cancellation of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificate shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company.

            Section 9. Reservation and Availability of Capital Stock. (a) The Company covenants and agrees that at all times prior to the Stock Acquisition Date, it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any authorized and issued Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights and, after the Stock Acquisition Date, shall to the extent reasonably practicable, so reserve and keep available a sufficient number of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares of Common Stock and/or other securities held in its treasury which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

            (b) The Company covenants and agrees that it will take all such action as may be necessary to insure that all Preferred Shares (and following the Stock Acquisition Date, shares of Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

            (c) The Company covenants and agrees that it will pay when due and payable any and all U.S. federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or shares of Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for Preferred Shares (or shares of Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Shares (or shares of Common Stock and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

            (d) So long as the Preferred Shares (or shares of Common Stock and/or other securities, as the case may be) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

            (e) The Company shall use its best efforts to (i) file as soon as practicable following the Stock Acquisition Date (or, if required by law, at such earlier time following the Distribution Date as so required) a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the expiration of the Rights. The Company will also take such action as may be appropriate to ensure compliance with the securities or "blue sky" laws of the various states. The Company may temporarily suspend, in accordance with applicable law, for a period of time not to exceed ninety (90) calendar days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement, and shall simultaneously send written notice to the Rights Agent, stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective. The Rights Agent may assume that any Right exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

            Section 10. Preferred Share Record Date. Each Person in whose name any certificate or depositary receipt for Preferred Shares (or shares of Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or shares of Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate or depositary receipt shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate or depositary receipt shall be dated, the next succeeding Business Day on which the transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

            Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of securities, or fractions thereof, covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

            (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare or pay a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide or split the outstanding Preferred Shares, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of Preferred Shares or capital stock, as the case may be, issuable upon exercise of a Right on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Shares or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of Preferred Shares or capital stock, as the case may be, issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 11(a)(ii).

            (ii) Immediately upon the Stock Acquisition Date, proper provision shall be made so that each holder of a Right (except as otherwise provided in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement and subject to Sections 9(e), 11(a)(iii) and 24, in lieu of Preferred Shares, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a Preferred Share for which a Right was or would have been exercisable immediately prior to the Stock Acquisition Date (whether or not such Right was then exercisable) and (y) dividing that product by fifty percent (50%) of the current market price per share of the Common Stock (determined pursuant to Section 11(d) hereof) on the Stock Acquisition Date (such number of shares being hereinafter referred to as the "Adjustment Shares"); provided, however, if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

            (iii) In the event that the number of shares of Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing clause (ii) of this Section 11(a), and the Rights become so exercisable, the Company (acting by resolution of the Board of Directors) shall:

                  (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over
      (2) the then current Purchase Price attributable to each Right (such excess being referred to herein as the "Spread"), and

                  (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the Purchase Price,
      (1) shares of Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors has deemed to have substantially the same value as shares of Common Stock (such shares of preferred stock being referred to herein as "Common Stock Equivalents")), (2) a reduction in the Purchase Price, (3) cash, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing (provided, that in making any such provision, Rights shall, to the fullest extent feasible in view of the number of authorized shares of Common Stock not outstanding or reserved for issuance for purposes other than upon exercise of the rights, be exercisable for shares of Common Stock), in each case having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors;

provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) calendar days following the Stock Acquisition Date (the "Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, securities and/or assets that have an aggregate value equal to the Spread. Notwithstanding the immediately preceding sentence, if the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) calendar day period set forth above may be extended to the extent necessary, but not to more than ninety (90) calendar days after the Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, being referred to herein as the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the foregoing provisions of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the first sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous notice to the Rights Agent. For purposes of this Section 11(a)(iii), the terms of any Common Stock Equivalent shall be determined so that the per share or per unit value of such Common Stock Equivalent shall have the same value as the "current market price" per share of Common Stock (as determined pursuant to Section 11(d) hereof on the date of the first occurrence of the Stock Acquisition Date).

            (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having substantially the same rights, privileges, and preferences as the Preferred Shares ("Equivalent Preferred Shares")) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the current market price per Preferred Share (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of Preferred Shares and Equivalent Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares to be so offered (and/or the aggregate initial conversion price of the convertible securities to be so offered) would purchase at such current market price and of which the denominator shall be the number of Preferred Shares and Equivalent Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company or any of its Subsidiaries shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

            (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend at a rate per Preferred Share not in excess of the greater of (x) two hundred (200) times the rate of the last quarterly cash dividend per share of Common Stock theretofore paid and (y) $5.00 per quarter, or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per Preferred Share (as determined pursuant to

Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and of which the denominator shall be such current market price per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

            (d) (i) For the purpose of any computation hereunder, and subject to
Section 11(d)(ii), the "current market price" for any security (a "Security" for purposes of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current market price per share of the Security is determined during a period following the announcement by the issuer of such Security of a dividend or distribution on such Security payable in such Security or securities convertible into or exercisable or exchangeable for such Security, or any subdivision, split, combination, consolidation or reclassification of such Security, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, split, combination, consolidation or reclassification, then, and in each such case, the current market price shall be appropriately adjusted to reflect ex-dividend or ex-distribution trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. ("NYSE") or, if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or any successor ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors. If on such date no such market maker is making a market in the Security, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used, such determination to be described in a statement filed with the Rights Agent. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange but is quoted on NASDAQ, a day on which NASDAQ is in operation or if the Security is neither listed nor admitted to trading on any national securities exchange nor quoted on NASDAQ, a Business Day.

            (ii) For the purpose of any computation hereunder, the "current market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i), except that if the Preferred Shares are not publicly traded, the "current market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i), multiplied by one hundred (as such number may be appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events after the date of this Agreement). If neither the shares of Common Stock nor the Preferred Shares are publicly held or so listed or traded, the "current per share market price" shall mean the fair value per share as determined in good faith by an independent investment banking firm selected in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

            (e) Notwithstanding any other provision of this Agreement to the contrary, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this
Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other security or to the nearest one one-millionth of a Preferred Share. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment and (ii) the date of the expiration of the right to exercise any Rights.

            (f) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, thereafter the number or amount of such other securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the securities contained in Sections 11(a), (b), (c), (e), (g), (h),
(i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 of this Agreement with respect to the Preferred Shares shall apply on like terms to any such other securities.

            (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

            (h) Unless the Company shall have exercised its election as provided in Section 11(i) of this Agreement, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c) of this Agreement, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which it was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date, Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

            (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase

Price per share and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

            (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

            (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (m) Notwithstanding any provision of this Section 11 to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors shall, in its sole discretion determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exercisable or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

            (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a wholly-owned Subsidiary of the Company in a transaction which does not violate
Section 11(o) hereof), (ii) merge with or into any other Person (other than a wholly-owned Subsidiary of the Company in a transaction which does not violate
Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

            (o) The Company covenants and agrees that, after a Stock Acquisition Date it will not, except as permitted by Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or eliminate the benefits intended to be afforded by the Rights.

            (p) Notwithstanding any other provision of this Agreement to the contrary, in the event that the Company shall, at any time after the date of this Agreement and prior to the Distribution Date, (i) declare or pay any dividend on the outstanding shares of Common Stock payable in shares of Common Stock (other than the Stock Split), (ii) subdivide the outstanding shares of Common Stock, (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, or (iv) effect a reclassification of its outstanding shares of Common Stock, the number of one one-hundredths of a Preferred Share so purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

            Section 12. Certification of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares or the shares of Common Stock a copy of such certificate. The Rights Agent shall be fully protected in relying on such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

            Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event (a "Section 13 Event") that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any Person or Persons, (y) any Person or Persons shall consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger (other than, in the case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors ("voting securities") of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and holders of such securities not having changed as a result of such merger or consolidation), or
(z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of related transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which does not violate Section 11(o) hereof), then, and in each such case (except as provided in Section 13(d) hereof), proper provision shall be made so that (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement and in lieu of the Preferred Shares, shares of Common Stock and other securities or assets of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal, preemptive rights or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and
(y) dividing that product by fifty percent (50%) of the current market price per share of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof (applying the provisions thereof with respect to Preferred Shares of the Company to the shares of Common Stock of such Principal Party)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

            (b) "Principal Party" shall mean:

                  (i) in the case of any transaction described in clause (x) or
      (y) of the first sentence of Section 13(a): (A) the Person that is the issuer of any securities into which Common Stock of the Company is converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of whose Common Stock has the greatest aggregate market value or (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person whose Common Stock has the greatest aggregate market value (including, if applicable, the Company if it is the surviving corporation); and

                  (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons whose Common Stock has the greatest aggregate market value;

provided, however, that in any of the cases described in Section 13(b)(i) or
(b)(ii) above, (1) if the shares of Common Stock of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, "Principal Party" shall refer to such other Person;
(2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons whose Common Stock has the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint ventures and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

            (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized shares of Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of the outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this
Section 13, the Principal Party at its own expense shall:

                  (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon the exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

                  (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and

                  (iv) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ.

            The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Stock Acquisition Date, the Rights which have not theretofore been exercised pursuant to Section 11(a)(ii) shall thereafter become exercisable in the manner described in Section 13(a).

            (d) Notwithstanding any other provision of this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to an Approved Offer (or an Affiliate of any such Person or Persons) as promptly as reasonably practical (and in any event within one year) following consummation of such Approved Offer; (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such Approved Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Approved Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

            (e) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has provision in any of its authorized securities or in its Certificate of Incorporation or By-Laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d) hereof) or securities exercisable or exchangeable for, or convertible into, Common Stock of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

            (f) In no event shall the Rights Agent have any liability in respect of any such Principal Party transaction, including without limitation, the propriety thereof. The Rights Agent may rely and be fully protected in relying upon a certificate of the Company stating that the provisions of this Section 13 have been fulfilled. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Rights Agent must be obtained in connection with any supplemental agreement which alters the rights or duties of the Rights Agent.

            Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights (except, prior to the Distribution Date, as provided in Section 11 hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, as selected by the Board of Directors. If on any such date the Rights are not quoted by any such organization and no professional market maker is making such a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

            (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Shared). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

            (c) Following the occurrence of the Stock Acquisition Date or a
Section 13 Event, the Company shall not be required to issue fractions of shares of its Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of its Common Stock. In lieu of fractional shares of its Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of its Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock of the Company shall be the closing price of one share of Common Stock of the Company (as determined pursuant to 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.

            (d) The holder of a Right by the acceptance thereof expressly waives any right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

            Section 15. Rights of Action. All rights of action in respect of this Agreement, other than the rights of action vested in the Rights Agent pursuant to Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, any holder of the shares of Common Stock), may, on his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

            Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

            (a) prior to the Distribution Date, the Rights will be transferable only simultaneously and together with the transfer of shares of Common Stock;

            (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or such other office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

            (c) subject to Section 6, Section 7(f) and Section 11(a) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary; and

            (d) notwithstanding any other provision of this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such injunction, order, decree or ruling lifted, dissolved or otherwise overturned as soon as possible.

            Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

            Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent such compensation as shall be agreed in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

            The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, opinion, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper person or persons and, where necessary, to be verified or acknowledged.

            The provisions of this Section 18 shall survive the expiration of the Rights and the termination of this Agreement.

            Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificate so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificate either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificate shall have the full force provided in the Right Certificate and in this Agreement.

            In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

            Section 20. Duties of Rights Agent. The Rights Agent undertakes only those duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

            (a) The Rights Agent may consult with legal counsel of its own selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

            (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or any Affiliate or Associate thereof and the determination of the current market price per share of any Security) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted by it in good faith under the provisions of this Agreement in reliance upon such certificate.

            (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

            (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof), or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

            (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including Rights becoming null and void pursuant to Section 7(e) hereof); nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after the Rights Agent's actual receipt of a certificate described in Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or shares of Common Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or shares of Common Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable; and nor shall it be responsible for the legality of the terms hereof in its capacity as an administrative agent.

            (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for such instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

            (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity, except it may not act for an Acquiring Person in an investment banking capacity, or otherwise assist an Acquiring Person in ways hostile to the Company, without the written consent of the Company.

            (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection thereof.

            (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to any item therein, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

            (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.


            (l) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certificates concerning beneficial ownership appended to the form of assignment and the form of election to purchase attached hereto unless the Rights Agent shall have actual knowledge that, as executed, any such certificate is untrue, or (ii) the non-execution of any such certificate including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.


            (m) The Company agrees to give the Rights Agent prompt written notice of any event or ownership which would prohibit the exercise or transfer of the Right Certificates.

            Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty
(30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Shares by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his or her Right Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Right Certificate may apply at the expense of the Company to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation, bank or trust company organized and doing business under the laws of the United States or of the State of New York (or any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York) in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provision, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

            Section 22. Issuance of New Right Certificate. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

            In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date (other than upon exercise or exchange of a Right) and prior to the Expiration Date, the Company, subject to
Section 7(e) hereof, (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any Right Certificate if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

            Section 23. Redemption. (a) The Company may, by resolution of the Board of Directors, at its option, at any time prior to the earlier of (x) the Stock Acquisition Date and (y) the close of business on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock determined pursuant to Section 11(d)(i) hereof) or any other form of consideration deemed appropriate by the Board of Directors.

            (b) Immediately upon adoption of an effective resolution of the Board of Directors ordering the redemption of the Rights in compliance with
Section 23(a) (or upon the subsequent satisfaction of all conditions to such redemption established by such resolution), evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten (10) Business Days after the action of the Board of Directors ordering the redemption of the Rights (or such subsequent satisfaction of all such conditions), the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the shares of Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase any Rights at any time in any manner other than that specifically set forth in this Section 23 or in
Section 24 hereof, and other than in connection with the repurchase of shares of Common Stock of the Company prior to the Distribution Date.

            (c) In the event that the Board of Directors adopts an effective resolution ordering the redemption of the Rights in compliance with Section 23(a), the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Company.

            Section 24. Exchange. (a) The Board of Directors may, at its option, at any time after the Stock Acquisition Date exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock (or Common Stock Equivalents) at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than any Company Entity), together with all

Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the shares of Common Stock then outstanding.

            (b) Immediately upon the action of the Board of Directors ordering the exchange of Rights pursuant to and in compliance with subsection (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights, which excludes Rights that have become void pursuant to the provisions of Section 7(e) hereof, shall be to receive that number of shares of Common Stock, or Common Stock Equivalents, equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly file notice of such Board action with the Rights Agent and give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

            (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

            (d) The Company shall not be required, pursuant to this Section 24, to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates, with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and the value of any Common Stock Equivalent shall be deemed to have the same current market value as the Common Stock on such date.

            Section 25. Notice of Certain Events. (a) In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Preferred Shares (or, after the Distribution Date, holders of the shares of Common Stock) or to make any other distribution to the holders of its Preferred Shares (or, after the Distribution Date, holders of the shares of Common Stock), other than a regular quarterly cash dividend at a rate per Preferred Share not in excess of the greater of (x) two hundred (200) times the rate of the last quarterly cash dividend per share of Common Stock theretofore paid and (y) $5.00 per quarter or
(b) to offer to the holders of its Preferred Shares (or, after the Distribution Date, holders of the shares of Common Stock) rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (d) after the Distribution Date, to effect any merger, consolidation or other combination with or into any Person (other than a Subsidiary of the Company in a transaction which does not violate Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), or (e) after the Distribution Date, to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 26 hereof, a notice of such proposed action to the extent feasible and file a certificate with the Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend, distribution of rights or Rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of shares of Common Stock and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of shares of Common Stock and/or Preferred Shares, whichever shall be earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

            (b) Upon the Stock Acquisition Date (i) the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Sections 7(e) and 11(a) hereof and (ii) all references in Section 25(a) hereof to Preferred Shares shall be deemed thereafter to refer also to shares of Common Stock or other securities issuable in respect of the Rights.

            Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the

Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

             Young & Rubicam Inc.
             285 Madison Avenue
             New York, New York  10017-6486
             Attention:  General Counsel

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

            The Bank of New York
            101 Barclay Street, Floor 12W
            New York, New York  10286
            Attention:  Stock Transfer Administration

            Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of any certificate for shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

            Section 27. Supplements and Amendments. Prior to the Stock Acquisition Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates or certificates representing shares of Common Stock. From and after the Stock Acquisition Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates or certificates representing shares of Common Stock in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate thereof); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of the Board of Directors to redeem the Rights, in either case at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of and/or the benefits to the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of any such Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under Section 18 or Section 20 hereof. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock.

            Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the shares of Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the shares of Common Stock of the Company).

            Section 30. Severability. If any term, provision, covenant or restriction of this Agreement or the Rights is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of this Agreement and the Rights shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding any other provision of this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth (10th) Business Day following the date of such determination by the Board of Directors.

            Section 31. Determination and Actions by the Board of Directors, etc. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not to redeem the Rights pursuant to Section 23 hereof or to supplement or amend the Agreement and whether any proposed supplement or amendment adversely affects the interests of the holders of Right Certificates and comports with the requirements of Section 27 hereof, or to approve any tender offer or exchange offer for purposes of the definition of "Approved Offer," or to determine whether any acquisition of beneficial ownership of shares of Common Stock is inadvertent within the meaning of the definition of "Acquiring Person," or to find or to announce publicly that any Person has become an Acquiring Person). All such actions, calculations, interpretations and determinations (including for purpose of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (y) not subject the Board of Directors or any director to any liability to the holders of the Right Certificates.

            Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, provided, however, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York.

            Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date and the year first above written.



                                           Young & Rubicam Inc.


                                           By
                                             -----------------------------
                                           Name:
                                           Title:

                                           The Bank of New York, as Rights Agent


                                           By
                                             -----------------------------
                                           Name:
                                           Title:

                                                                     Exhibit A

                                      FORM

                                       of

                          CERTIFICATE OF DESIGNATIONS

                                       of

                CUMULATIVE PARTICIPATING JUNIOR PREFERRED STOCK

                                       of

                              YOUNG & RUBICAM INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                              --------------------

            Young & Rubicam Inc., a corporation organized and existing under the Delaware General Corporation Law (hereinafter called the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the Delaware General Corporation Law at a meeting duly called and held on [__________], 1998:

            RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preference Stock, no par value, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

            Cumulative Participating Junior Preferred Stock

            Section 1. Designation and Amount. The shares of such series shall be designated as "Cumulative Participating Junior Preferred Stock" (the "Junior Preferred Stock") and the number of shares initially constituting the Junior Preferred Stock shall be 2,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no such decrease shall reduce the number of authorized shares of

Junior Preferred Stock to a number less than the number of shares of Junior Preferred Stock then outstanding plus the number of shares of Junior Preferred Stock then reserved for issuance upon the exercise of any outstanding options, rights or warrants or upon the exercise of any conversion or exchange privilege contained in any outstanding securities issued by the Corporation. The Corporation's stated capital with respect to each issued and outstanding share of Junior Preferred Stock shall be $1.00.

            Section 2. Dividends and Distributions.

            (A) Subject to the rights of the holders of any shares of any series of Preference stock ranking senior to the Junior Preferred stock with respect to dividends, including the Corporation's Money Market Preferred Stock, the holders of shares of Junior Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and in preference to the holders of shares of any other class of capital stock of the Corporation ranking junior to the Junior Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock (other than any and all dividends declared on the outstanding Shares of Common Stock payable in Common Stock, if the declaration of such dividends occurs prior to the date on which the Common Stock is registered under the Exchange Act, regardless of when such dividends are payable or are paid (a "Stock Split")), or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise), then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Corporation shall declare, out of funds legally available therefor, a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares of Junior Preferred Stock is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than fifty (50) calendar days prior to the date fixed for the payment thereof.

            Section 3. Voting Rights. In addition to any other voting rights required by applicable law, the holders of shares of Junior Preferred Stock shall have the following voting rights:

            (A) Each share of Junior Preferred Stock shall entitle the holder thereof to one hundred (100) votes (subject to adjustment as set forth below) on all matters submitted to a vote of the stockholders of the Corporation (including, without limitation, the election of directors). In the event the Corporation shall at any time declare any dividend on the Common Stock payable in shares of Common Stock (other than the Stock Split), or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise), then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein, in the Amended and Restated Certificate of Incorporation, in any other Certificate of Designations creating a series of Preference Stock or any similar stock or by law, the holders of shares of Junior Preferred Stock, the holders of shares of Common Stock and the holders of any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (C) (i) If at any time dividends on any Junior Preferred Stock in an amount equal to the full accrued dividends for six (6) or more quarterly dividend periods, whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof irrevocably set aside in trust for the holders of all of such shares, the Board of Directors of the Corporation shall promptly take all necessary actions to increase the authorized number of directors of the Corporation by one (1) and the holders of the shares of the Junior Preferred Stock then outstanding shall be entitled (by series, voting as a single class) to elect one (1) person as a director to the Board of Directors of the Corporation (such right to elect one (1) director being hereinafter sometimes referred to as the "special voting rights"), each outstanding share having such right being entitled for such purpose to one vote; provided, however, that at such time as the arrearage in payment of dividends which gave rise to the exercise of the special voting rights has been cured with regard to the Junior Preferred Stock by waiver or payment of all accrued dividends, the right of the holders of such shares so to vote as provided in this paragraph (C)(i) of this Section 3 shall cease (subject to renewal from time to time upon the same terms and conditions) and the term of office of the person who is at that time a director elected by such holders shall terminate and the number of directors of the Corporation shall be automatically reduced by one (1).

            (ii) At any time after the special voting rights shall have become vested in the holders of the shares of the Junior Preferred Stock as provided in paragraph (C)(i) of this Section 3, the Secretary of the Corporation, as promptly as possible but in any event within twenty (20) calendar days after receipt of the written request of the holders of not less than ten percent (10%) of the shares of the Junior Preferred Stock then outstanding, addressed to the Corporation at its principal office, shall call a special meeting of the holders of the shares of the Junior Preferred Stock for the purpose of electing such additional director, such meeting to be held at any place as provided by the By-Laws of the Corporation for meetings of the Corporation's stockholders, and upon not less than ten (10) nor more than sixty (60) calendar days' notice. If such meeting shall not be so called within sixty (60) calendar days after receipt of the request by the Secretary of the Corporation, then the holders of not less than ten percent (10%) of the shares of the Junior Preferred Stock then outstanding may, by written notice to the Secretary of the Corporation, designate any person to call such meeting, and the person so designated may call such meeting, at any such place as provided above and upon not less than ten (10) nor more than sixty (60) calendar days' notice and for that purpose shall have access to the stockholder record books of the Corporation. No such special meeting of the holders of the shares of the Junior Preferred Stock and no adjournment thereof shall be held on a date later than thirty (30) calendar days before the annual meeting of stockholders of the Corporation. At any meeting so called or at any annual meeting held at any time when the special voting rights are in effect, the holders of a majority of the shares of the Junior Preferred Stock then outstanding, present in person or by proxy, shall be sufficient to constitute a quorum for the election of such additional director, and such additional director, together with any and all other directors who are then members of the Board of Directors, shall constitute the duly elected directors of the Corporation.

            (iii) With respect to a vacancy arising in the directorship referred to in paragraph (C)(i) of this Section 3 at any time when the special voting rights are in effect pursuant to paragraph (C)(i) of this Section 3, upon the written request of the holders of not less than ten percent (10%) of the shares of the Junior Preferred Stock then outstanding, addressed to the Corporation at its principal office, the Secretary of the Corporation shall give notice of a special meeting of holders of the shares of the Junior Preferred Stock of the election of a director to fill such vacancy caused by the death, resignation or other inability to serve as a director elected by such holders, to be held not less than ten (10) nor more than twenty (20) calendar days following receipt by the Secretary of the Corporation of such written request. So long as special voting rights are in effect pursuant to paragraph (c)(i) of this Section 3, any director who shall have been so elected by the holders of the Junior Preferred Stock may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders.

            (D) Except as set forth herein, or as otherwise provided by the Amended and Restated Certificate of Incorporation or by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            (E) Holders of Junior Preferred Stock shall be entitled to such notice of each meeting of stockholders as is furnished to the holders of Common Stock with respect to such meeting.

            Section 4. Certain Restrictions.

            (A) Subject to the provisions of the Amended and Restated Certificate of Incorporation, whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears as of any Quarterly Dividend Payment Date, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

            (iv) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock or redeem any shares of such parity stock, except in accordance with the terms of the Amended and Restated Certificate of Incorporation and with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            Section 5. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such purchase or acquisition. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preference Stock or any similar stock or as otherwise required by law.


            Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Junior Preferred Liquidation Preference"). Following the payment of the full amount of the Junior Preferred Liquidation Preference, no additional distributions shall be made to the holders of shares of Junior Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Junior Preferred Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Junior Preferred Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Junior Preferred Stock and Common Stock, respectively, holders of Junior Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Junior Preferred Stock and Common Stock, on a per share basis, respectively.


            (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Junior Preferred Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Junior Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

            (C) In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock (other than the Stock Split), (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare any dividend on the Common Stock payable in shares of Common Stock (other than the Stock Split), or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 8. Ranking. The Junior Preferred Stock shall rank senior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock, and junior, as to dividends and upon liquidation, dissolution or winding up, to all other classes and series of capital stock of the Corporation, including all series of Preference Stock of the Corporation, unless the terms of any such class or series shall expressly provide otherwise.

            Section 9. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

            Section 10. Fractional Shares. The Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Junior Preferred Stock.

            IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its [Chief Executive Officer] as of the ___ day of ________, 1998.

                                                 -------------------------------
                                                 [Chief Executive Officer]

                                                                       Exhibit B

                           [Form of Right Certificate]

                                          Certificate No. R-_____________ Rights

            NOT EXERCISABLE AFTER May 1, 2008 OR EARLIER IF NOTICE OF
            REDEMPTION IS GIVEN BY THE COMPANY OR IF EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                Right Certificate

                              YOUNG & RUBICAM INC.

            This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of April [_], 1998 (the "Rights Agreement") between Young & Rubicam Inc., a Delaware corporation (the "Company"), and The Bank of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York City time) on the Expiration Date (as such terms are defined in the Rights Agreement) at the principal stock transfer office or such other office of the Rights Agent designated for such purpose, or of its successors as Rights Agent, one one-hundredth of a fully-paid, nonassessable share of Cumulative Participating Junior Preferred Stock, no par value (the "Junior Preferred Shares"), of the Company, at a purchase price of $[____] per one one-hundredth of a Junior Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase Shares and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of April [_], 1998.

            From and after the Stock Acquisition Date (as such term is defined in the Rights Agreement), if the Rights evidenced by any Right Certificate are beneficially owned by (i) an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person (or of any Affiliate or Associate thereof), (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or any Affiliate or Associate thereof or (iv) a subsequent transferee of any of the foregoing, such Rights shall become null and void and no holder hereof shall have any rights whatsoever with respect to such Rights, whether under any provision of the Rights Agreement or otherwise.

            As provided in the Rights Agreement, the Purchase Price and the number and kind of Junior Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and in certain circumstances may be exercised to purchase securities of issuers other than the Company.

            This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are available free of charge upon written request from the Company at:

            Young & Rubicam Inc.
            285 Madison Avenue
            New York, New York  10017-6486
            Attention: General Counsel

            This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent or such other office designated by it for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a Junior Preferred Share as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at its option at a redemption price of $0.01 per Right (payable in cash, shares of Common Stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof, at any time prior to the earlier of (x) the Stock Acquisition Date and
(y) the Final Expiration Date, or (ii) exchanged, in whole or in part, for Common Stock or Common Stock Equivalents.

            Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (and the Rights Agreement itself) may be amended by action of the Company's Board of Directors without the approval of the holders of any of the Rights.

            No fractional Junior Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

            No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Junior Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

            This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the Company.

Dated as of _____________, 19__

                                             YOUNG & RUBICAM INC.


                                             By
                                               ---------------------------------
                                             Name:
                                             Title:


Countersigned:

The Bank of New York, as Rights Agent


By
  ----------------------------
    Authorized Signatory

Date of Countersignature:

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such holder desires to transfer the Right Certificate)

            FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto _______________________________________________
_____________________________________________ (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _________________, 19__


                                                  -----------------------------
                                                  Signature

Signature Guaranteed:

                                   Certificate

            The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Right Certificate is |_| is not |_| being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it did |_| did not |_| acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



Dated:  ________________, 19__                      ----------------------------
                                                    Signature

Signature Guaranteed:

                                     NOTICE

            The signature of the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                       FORM OF ELECTION TO PURCHASE SHARES

                        (To be executed if holder desires
            to exercise Rights represented by the Right Certificate)

To Young & Rubicam Inc.:

            The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Right Certificate to purchase the Junior Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert Social Security or other identifying number:  ____________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert Social Security or other identifying number:  ____________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated: __________________, 19__


                                                  ------------------------------
                                                  Signature

Signature Guaranteed:

                                   Certificate

            The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Right Certificate are |_| are not |_| being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it did |_| did not |_| acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ___________________, 19__


                                                   -----------------------------
                                                   Signature

Signature Guaranteed:

                                     NOTICE

            The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.